EX-99.CERT 10(b)

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and 18 U.S.C. ss.1350, and accompanies the report on Form N-CSR for the period ended December 31, 2003 of Tax Exempt Proceeds Fund, Inc. ( the "Company").

Each of the undersigned officers of the Company hereby certify that, to the best of such officer's knowledge:

(i)  the Form N-CSR fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of the Company.



Date:  March 4, 2004                        /s/ Steven W. Duff
                                                Steven W. Duff
                                                President

Date:  March 4, 2004
                                            /s/ Richard DeSanctis
                                                Richard De Sanctis
                                                Treasurer